EXHIBIT 99.1

For More Information:
Investor contact: Aaron Pearce 414-438-6895
Media contact: Carole Herbstreit 414-438-6882

For Immediate Release

Brady Corporation Reports Fiscal 2013 Third Quarter Results

MILWAUKEE (May 16, 2013)--Brady Corporation (NYSE: BRC) (“Brady”), a world leader in identification solutions, today reported its financial results for the fiscal 2013 third quarter ended April 30, 2013.

Quarter Ended April 30, 2013 Financial Results:
The company continued its portfolio realignment process by announcing plans to sell its Asia-based Die-Cut business which was outlined in a separate press release on May 16, 2013. Accordingly, the company has recast its financial statements to report the financial results of the Die-Cut business on one line item in the accompanying condensed consolidated statements of income.
Sales from continuing operations for the fiscal 2013 third quarter were up 11.0 percent to $305.7 million compared to $275.4 million in the third quarter of fiscal 2012. Organic sales were down 4.7 percent, acquisitions added 16.8 percent, and the impact of foreign currency translation decreased sales by 1.1 percent. By segment, organic sales decreased 2.9 percent in the Americas, 4.8 percent in EMEA and 11.6 percent in the Asia-Pacific region.
Net earnings from continuing operations in the fiscal 2013 third quarter were $21.8 million compared to $28.0 million in the same quarter last year. Non-GAAP net earnings from continuing operations* were $28.7 million in the third quarter of fiscal 2013, compared to $29.9 million in the third quarter of fiscal 2012.
Earnings from continuing operations per diluted Class A Nonvoting Common Share were $0.42 in the third quarter of fiscal 2013 compared to $0.53 in the same quarter last year. Non-GAAP earnings from continuing operations per diluted Class A Nonvoting Common Share* were $0.55 in the third quarter of fiscal 2013, compared to $0.56 in the same quarter of fiscal 2012.

Nine Months Ended April 30, 2013 Financial Results:
Sales for the nine-month period ended April 30, 2013 were up 5.3 percent to $856.4 million compared to $813.6 million in the same period last year. Organic sales were down 2.7 percent, acquisitions added 9.3 percent to sales and the impact of foreign currency translation decreased sales by 1.3 percent. By segment, organic sales decreased 0.7 percent in the Americas, 4.2 percent in EMEA and 6.8 percent in the Asia-Pacific region.
Net earnings from continuing operations for the nine-month period ended April 30, 2013 were $37.7 million compared to $84.3 million in the same period in fiscal 2012. Non-GAAP net earnings from continuing operations* were $75.1 million in the nine-month period ended April 30, 2013 compared to $86.1 million in the same period of fiscal 2012.
Earnings from continuing operations per diluted Class A Nonvoting Common Share were $0.73 for the nine-month period ended April 30, 2013 compared to $1.59 in the same period of fiscal 2012. Non-GAAP earnings from continuing operations per diluted Class A Nonvoting Common Share* were $1.45 for the nine-month period ended April 30, 2013, compared to $1.62 in the same period of fiscal 2012.

Commentary and Guidance:
“In the face of a challenging economy, we continue to position Brady for long-term success by optimizing our portfolio of businesses, aligning our organization with growth opportunities and reducing our infrastructure costs.  This morning we announced our intention to sell our Die-Cut business which will continue the process of portfolio realignment as we have already divested three businesses and acquired Precision Dynamics Corporation, a business serving the healthcare space. These portfolio adjustments will allow us to focus more on our continuing businesses of Identification Solutions and Workplace Safety,” stated Brady's President and Chief Executive Officer, Frank M. Jaehnert. “As part of our previously announced strategy to improve organic growth and profitability, effective May 1, 2013, we are changing our organizational structure from geographically-based to an organization structured around global business platforms. We are also targeting expansion in faster-growing geographies such as Central Europe, the Middle East, Africa and selected markets in Asia; and focusing on industries such as food and beverage, chemical, oil, and gas and healthcare.
“In addition to improving organic growth, we believe that our reorganization around global business platforms will yield approximately $25 million to $30 million of annual pre-tax savings, approximately half of which will be reinvested into growth initiatives. We also continue to review our facility footprint and believe that we have further opportunities for rationalization as we move forward with our business reorganization and simplification.”
Brady's Chief Financial Officer, Thomas J. Felmer said, “Our balance sheet remains strong. Having repaid much of the debt incurred to finance the PDC acquisition, Brady is in a solid financial position to fund future organic and inorganic growth opportunities. We expect earnings from continuing operations per diluted Class A Nonvoting Common Share to range from between $0.45 and $0.55, exclusive of restructuring charges and certain other items during our fiscal 2013 fourth quarter ending July 31, 2013.”

A webcast regarding Brady's fiscal 2013 third quarter financial results will be available at www.bradycorp.com beginning at 9:30 a.m. Central Time today.
Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect premises, products and people. Brady's products help customers increase safety, security, productivity and performance and include high-performance labels, signs, safety devices, printing systems and software, and precision die-cut materials. Founded in 1914, the company has millions of customers in electronics, telecommunications, manufacturing, electrical, construction, education, medical and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of January 31, 2013 employed approximately 8,200 people at operations in the Americas, EMEA and Asia-Pacific. Brady's fiscal 2012 sales were approximately $1.32 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradycorp.com.

* See accompanying notes for Non-GAAP measures.

###
Brady believes that certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements related to future, not past, events included in this news release, including, without limitation, statements regarding Brady's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations are forward-looking statements. When used in this news release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions and other factors, some of which are beyond Brady's control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from the length or severity of the current worldwide economic downturn or timing or strength of a subsequent recovery; future financial performance of major markets Brady serves, which include, without limitation, telecommunications, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, transportation; difficulties in making and integrating acquisitions; risks associated with newly acquired businesses; Brady's ability to develop and successfully market new products; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; fluctuations in currency rates versus the US dollar; unforeseen tax consequences; potential write-offs of Brady's substantial intangible assets; Brady's ability to retain significant contracts and customers; risks associated with international operations; Brady's ability to maintain compliance with its debt covenants; technology changes; business interruptions due to implementing business systems; environmental, health and safety compliance costs and liabilities; future competition; interruptions to sources of supply; Brady's ability to realize cost savings from operating initiatives; difficulties associated with exports; risks associated with restructuring plans; risks associated with obtaining governmental approvals and maintaining regulatory compliance; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature contained from time to time in Brady's U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section located in Item 1A of Part I of Brady's Form 10-K for the year ended July 31, 2012. These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements.

BRADY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands, Except Per Share Amounts)

	(Unaudited)		(Unaudited)
	Three Months Ended April 30,		Nine Months Ended April 30,
	2013	2012	2013	2012
Net sales	$305,737	$275,388	$856,408	$813,573
Cost of products sold	146,031	123,641	403,888	367,330
Gross margin	159,706	151,747	452,520	446,243
Operating expenses:
Research and development	8,062	8,200	24,162	25,657
Selling, general and administrative	112,148	98,614	321,909	293,518
Restructuring charges	8,540	1,977	10,487	1,977
Total operating expenses	128,750	108,791	356,558	321,152

Operating income	30,956	42,956	95,962	125,091

Other income and (expense):
Investment and other income	1,131	1,108	2,427	1,719
Interest expense	(4,185)	(4,735)	(12,755)	(14,715)

Earnings from continuing operations before income taxes	27,902	39,329	85,634	112,095

Income taxes	6,064	11,290	47,965	27,767

Net earnings from continuing operations	$21,838	$28,039	$37,669	$84,328

(Loss) from discontinued operations, net of income tax	(17,605)	(387)	(14,933)	(113,898)

Net earnings (loss)	$4,233	$27,652	$22,736	$(29,570)

Earnings from continuing operations per Class A Nonvoting Common Share:
Basic	$0.42	$0.53	$0.73	$1.60
Diluted	$0.42	$0.53	$0.73	$1.59

Earnings from continuing operations per Class B Voting Common Share:
Basic	$0.42	$0.53	$0.72	$1.59
Diluted	$0.42	$0.53	$0.71	$1.57

(Loss) from discontinued operations per Class A Nonvoting Common Share:
Basic	$(0.34)	$—	$(0.29)	$(2.17)
Diluted	$(0.34)	$(0.01)	$(0.29)	$(2.16)

(Loss) from discontinued operations per Class B Voting Common Share:
Basic	$(0.34)	$—	$(0.30)	$(2.17)
Diluted	$(0.34)	$(0.01)	$(0.29)	$(2.15)

Earnings per Class A Nonvoting Common Share:
Basic	$0.08	$0.53	$0.44	$(0.57)
Diluted	$0.08	$0.52	$0.44	$(0.57)
Dividends	$0.19	$0.185	$0.57	$0.555

Earnings per Class B Voting Common Share:
Basic	$0.08	$0.53	$0.42	$(0.58)
Diluted	$0.08	$0.52	$0.42	$(0.58)
Dividends	$0.19	$0.185	$0.553	$0.538

Weighted average common shares outstanding (in thousands):
Basic	51,415	52,513	51,210	52,539
Diluted	52,041	53,003	51,685	52,946

BRADY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)

	(Unaudited)
	April 30, 2013	July 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$77,034	$305,900
Accounts receivable—net	177,343	199,006
Inventories:
Finished products	62,995	64,740
Work-in-process	14,908	15,377
Raw materials and supplies	21,703	25,407
Total inventories	99,606	105,524
Assets held for sale	108,623	—
Prepaid expenses and other current assets	41,461	40,424
Total current assets	504,067	650,854
Other assets:
Goodwill	841,449	676,791
Other intangible assets	174,583	84,119
Deferred income taxes	6,305	45,356
Other	20,915	20,584
Property, plant and equipment:
Cost:
Land	9,081	8,651
Buildings and improvements	100,504	101,962
Machinery and equipment	278,233	292,130
Construction in progress	9,358	10,417
	397,176	413,160
Less accumulated depreciation	263,527	283,145
Property, plant and equipment—net	133,649	130,015
Total	$1,680,968	$1,607,719
LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current liabilities:
Notes payable	$58,658	$—
Accounts payable	75,204	86,646
Wages and amounts withheld from employees	36,840	54,629
Liabilities held for sale	34,684	—
Taxes, other than income taxes	7,603	9,307
Accrued income taxes	10,650	14,357
Other current liabilities	34,396	40,815
Current maturities on long-term debt	61,265	61,264
Total current liabilities	319,300	267,018
Long-term obligations, less current maturities	218,378	254,944
Other liabilities	109,635	76,404
Total liabilities	647,313	598,366
Stockholders’ investment:
Common stock:
Class A nonvoting common stock—Issued 51,261,487 and 51,261,487 shares, respectively and outstanding 47,972,270 and 47,630,926 shares, respectively	513	513
Class B voting common stock—Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	312,905	313,008
Earnings retained in the business	725,682	732,290
Treasury stock—2,974,218 and 3,245,561 shares, respectively of Class A nonvoting common stock, at cost	(79,996)	(92,600)
Accumulated other comprehensive income	76,439	59,411
Other	(1,923)	(3,304)
Total stockholders’ investment	1,033,655	1,009,353
Total	$1,680,968	$1,607,719

BRADY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)

	(Unaudited) Nine Months Ended April 30,
	2013	2012
Operating activities:
Net income (loss)	$22,736	$(29,570)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,037	32,921
Non-cash portion of restructuring charges	3,701	458
Non-cash portion of stock-based compensation expense	6,964	7,592
Impairment charge	—	115,688
Loss on write-down of assets held for sale	15,658	—
Loss (gain) on sales of businesses	3,138	—
Deferred income taxes	33,780	(3,192)
Changes in operating assets and liabilities (net of effects of business acquisitions/divestitures):
Accounts receivable	(6,410)	11,050
Inventories	(91)	(5,595)
Prepaid expenses and other assets	541	(4,386)
Accounts payable and accrued liabilities	(22,226)	(39,472)
Income taxes	(4,198)	15,101
Net cash provided by operating activities	89,630	100,595

Investing activities:
Purchases of property, plant and equipment	(26,082)	(14,498)
Payments of contingent consideration	—	(2,580)
Settlement of net investment hedges	—	(797)
Acquisition of business, net of cash acquired	(301,157)	(3,039)
Sales of businesses, net of cash retained	10,178	—
Other	(1,245)	(1,536)
Net cash used in investing activities	(318,306)	(22,450)

Financing activities:
Payment of dividends	(29,344)	(29,235)
Proceeds from issuance of common stock	10,246	3,624
Purchase of treasury stock	(5,121)	(12,309)
Proceeds from borrowings on notes payable	220,000	—
Repayment of borrowings on notes payable	(173,000)	—
Proceeds from borrowings on line of credit	11,491	—
Principal payments on debt	(42,514)	(42,514)
Debt issuance costs	—	(961)
Income tax benefit from the exercise of stock options and deferred compensation distributions, and other	1,794	754
Net cash provided by (used in) financing activities	(6,448)	(80,641)

Effect of exchange rate changes on cash	6,258	(13,050)

Net decrease in cash and cash equivalents	(228,866)	(15,546)
Cash and cash equivalents, beginning of period	305,900	389,971

Cash and cash equivalents, end of period	$77,034	$374,425

Supplemental disclosures:
Cash paid during the period for:
Interest, net of capitalized interest	$13,194	$15,746
Income taxes, net of refunds	26,786	19,959
Acquisitions:
Fair value of assets acquired, net of cash	$168,675	$2,395
Liabilities assumed	(57,860)	(583)
Goodwill	190,342	1,227
Net cash paid for acquisitions	$301,157	$3,039

Information by regional segment for the three and nine months ended April 30, 2013 and 2012 is as follows:

(Dollars in Thousands)	Americas	EMEA	Asia-Pacific	Total Region	Corporate and Eliminations	Total
SALES TO EXTERNAL CUSTOMERS
Three months ended:
April 30, 2013	$178,559	$94,044	$33,134	$305,737	—	$305,737
April 30, 2012	$143,083	$94,136	$38,169	$275,388	—	$275,388

Nine months ended:
April 30, 2013	$470,418	$279,420	$106,570	$856,408	—	$856,408
April 30, 2012	$419,862	$279,506	$114,205	$813,573	—	$813,573

SALES INFORMATION
Three months ended April 30, 2013:
Organic	(2.9)%	(4.8)%	(11.6)%	(4.7)%	—%	(4.7)%
Currency	(0.7)%	(1.3)%	(1.6)%	(1.1)%	—%	(1.1)%
Acquisitions	28.4%	6.0%	0.0%	16.8%	—%	16.8%
Total	24.8%	(0.1)%	(13.2)%	11.0%	—%	11.0%

Nine months ended April 30, 2013:
Organic	(0.7)%	(4.2)%	(6.8)%	(2.7)%	—%	(2.7)%
Currency	(0.8)%	(2.5)%	0.1%	(1.3)%	—%	(1.3)%
Acquisitions	13.5%	6.7%	0.0%	9.3%	—%	9.3%
Total	12.0%	—%	(6.7)%	5.3%	—%	5.3%

SEGMENT PROFIT
Three months ended:
April 30, 2013	$42,942	$22,993	$5,485	$71,420	$(1,282)	$70,138
April 30, 2012	$39,181	$25,566	$6,080	$70,827	$(388)	$70,439
Percentage change	9.6%	(10.1)%	(9.8)%	0.8%		(0.4)%

Nine months ended:
April 30, 2013	$119,179	$70,568	$15,793	$205,540	$(5,049)	$200,491
April 30, 2012	$118,871	$78,432	$18,411	$215,714	$(6,010)	$209,704
Percentage change	0.3%	(10.0)%	(14.2)%	(4.7)%		(4.4)%

NET INCOME RECONCILIATION (in thousands)
	Three Months Ended April 30,		Nine Months Ended April 30,
	2013	2012	2013	2012
Total profit for reportable segments	$71,420	$70,827	$205,540	$215,714
Corporate and eliminations	(1,282)	(388)	(5,049)	(6,010)
Unallocated amounts:
Administrative costs	(30,642)	(25,506)	(94,042)	(82,636)
Restructuring charges	(8,540)	(1,977)	(10,487)	(1,977)
Investment and other income	1,131	1,108	2,427	1,719
Interest expense	(4,185)	(4,735)	(12,755)	(14,715)
Earnings from continuing operations before income taxes	27,902	39,329	85,634	112,095
Income taxes	6,064	11,290	47,965	27,767
Net earnings from continuing operations	21,838	28,039	37,669	84,328
(Loss) from discontinued operations, net of tax	(17,605)	(387)	(14,933)	(113,898)
Net earnings (loss)	$4,233	$27,652	$22,736	$(29,570)

GAAP TO NON-GAAP MEASURES
(Dollars in Thousands, Except Per Share Amounts)

In accordance with the U.S. Securities and Exchange Commission’s Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

EBITDA:

Brady is presenting EBITDA because it is used by many of our investors and lenders, and is presented as a convenience to them. EBITDA represents net income before interest expense, income taxes, depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles ("GAAP"). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Income data. EBITDA should not be considered as an alternative to net income or operating income as an indicator of the Company's operating performance, or as an alternative to net cash provided by operating activities as a measure of liquidity. The EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

	Fiscal 2013

	Q1	Q2	Q3	Q4	Total
EBITDA:
Net income (loss)	$27,188	$(8,684)	$4,233		$22,737
Interest expense	4,163	4,406	4,185		12,754
Income taxes	13,482	30,625	7,595		51,702
Depreciation and amortization	10,675	11,371	13,991		36,037
Intangible asset write-down in restructuring charges	—	—	3,207		3,207
Loss on write-down of assets held for sale	—	—	15,658		15,658

EBITDA (non-GAAP measure)	$55,508	$37,718	$48,869		$142,095

	Fiscal 2012

	Q1	Q2	Q3	Q4	Total
EBITDA:
Net income (loss)	$32,732	$(89,954)	$27,652	$11,659	$(17,911)
Interest expense	5,047	4,933	4,735	4,375	19,090
Income taxes	11,109	8,635	9,676	11,241	40,661
Depreciation and amortization	11,241	10,935	10,745	11,066	43,987
Impairment charge	—	115,688	—	—	115,688

EBITDA (non-GAAP measure)	$60,129	$50,237	$52,808	$38,341	$201,515

GAAP TO NON-GAAP MEASURES
(Dollars in Thousands, Except Per Share Amounts)

Earnings from Continuing Operations Before Income Taxes Excluding Certain Items:

Brady is presenting the Non-GAAP measure "Earnings from Continuing Operations Before Income Taxes Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Condensed Consolidated Statements of Income data. We do not view these items to be part of our sustainable results. We believe this profit measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Earnings from Continuing Operations Before Income Taxes to Earnings from Continuing Operations Before Income Taxes Excluding Certain Items":

	Three Months Ended April 30,		Nine Months Ended April 30,
	2013	2012	2013	2012
Earnings from Continuing Operations Before Income Taxes (GAAP measure)	$27,902	$39,329	$85,634	$112,095
Cost of goods sold
Purchase accounting expense related to inventory	—	—	1,530	—
Selling, general and administrative
PDC acquisition-related expenses	—	—	3,600	—
Restructuring charges	8,540	1,977	10,487	1,977
Non-cash income tax charge	—	—	—	—

Earnings from Continuing Operations Before Income Taxes
Excluding Certain Items (non-GAAP measure)	$36,442	$41,306	$101,251	$114,072

Income Taxes on Continuing Operations Excluding Certain Items:

Brady is presenting the Non-GAAP measure "Income Taxes on Continuing Operations Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Condensed Consolidated Statements of Income data. We do not view these items to be part of our sustainable results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Income Taxes on Continuing Operations to Income Taxes on Continuing Operations Excluding Certain Items:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2013	2012	2013	2012
Income Taxes on Continuing Operations (GAAP measure)	$6,064	$11,290	$47,965	$27,767
Cost of goods sold
Purchase accounting expense related to inventory	—	—	581	—
Selling, general and administrative
PDC acquisition-related expenses	—	—	641	—
Restructuring charges	1,691	162	2,003	162
Non-cash income tax charge	—	—	(25,000)	—

Income Taxes on Continuing Operations Excluding Certain Items
(non-GAAP measure)	$7,755	$11,452	$26,190	$27,929

GAAP TO NON-GAAP MEASURES
(Dollars in Thousands, Except Per Share Amounts)

Net Earnings from Continuing Operations Excluding Certain Items:

Brady is presenting the Non-GAAP measure "Net Earnings from Continuing Operations Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Condensed Consolidated Statements of Income data. We do not view these items to be part of our sustainable results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Net Earnings from Continuing Operations to Net Earnings from Continuing Operations Excluding Certain Items:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2013	2012	2013	2012
Net Earnings from Continuing Operations (GAAP measure)	$21,838	$28,039	$37,669	$84,328
Cost of goods sold
Purchase accounting expense related to inventory	—	—	949	—
Selling, general and administrative
PDC acquisition-related expenses	—	—	2,959	—
Restructuring charges	6,849	1,815	8,484	1,815
Non-cash income tax charge	—	—	25,000	—

Net Earnings from Continuing Operations Excluding Certain Items
(non-GAAP measure)	$28,687	$29,854	$75,061	$86,143

Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items:

Brady is presenting the Non-GAAP measure "Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Condensed Consolidated Statements of Income data. We do not view these items to be part of our sustainable results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share to Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2013	2012	2013	2012
Net Earnings from Continuing Operations Per Diluted Class A	$0.42	$0.53	$0.73	$1.59
Nonvoting Share (GAAP measure)
Cost of goods sold
Purchase accounting expense related to inventory	—	—	0.02	—
Selling, general and administrative
PDC acquisition-related expenses	—	—	0.06	—
Restructuring charges	0.13	0.03	0.16	0.03
Non-cash income tax charge	—	—	0.49	—

Net Earnings from Continuing Operations Per Diluted Class A
Nonvoting Share Excluding Certain Items (non-GAAP measure)	$0.55	$0.56	$1.45	$1.62